Exhibit 99.1

News Release

MagneGas Statement on Accident at Tarpon Springs Facility

TAMPA, Fla., April 16, 2015 -- MagneGas Corporation (NASDAQ: MNGA) today provided the following statement regarding an accident at the Company’s Tarpon Springs, Florida facility:

“The company today experienced an accident at its Tarpon Springs facility. Tragically, a member of our employee family was killed. Our deep sympathy goes out to the immediate family and our thoughts and prayers are with the family and all friends. Another member of our employee family was taken to a local hospital. Our thoughts and prayers are with him and his family as well. All of our other employees are safe and accounted for. We humbly request the media to respect the privacy of our employees and their families. Our top priority is the health and safety of these people who as we said are considered family.

We are grateful for the efforts and immediate actions of the emergency responders.

We are working closely with responders and local officials to determine the cause and circumstances surrounding the accident.

We have strived to create a culture of safe, compliant operations. We take this matter very seriously and are dedicating all the necessary corporate resources to assist in the investigation.”

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Media Contact:

Shep Doniger

Black Dog Communications Group, Inc.

+1 561.637.5750

sdoniger@bdcginc.com

Investor Contact:

KCSA Strategic Communications

Philip Carlson / Elizabeth Barker

+1 212.896.1233 / +1 212.896.1203

pcarlson@kcsa.com / ebarker@kcsa.com